UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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OFFICE DEPOT, INC.
(Name of Registrant as Specified in its Charter)
Levitt Corporation Woodbridge Equity Fund LLLP Mark Begelman Martin E. Hanaka
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a press release and open letter to shareholders of Office Depot, Inc. issued on April 3, 2008 by Woodbridge Equity Fund LLLP and Levitt Corporation.

FOR IMMEDIATE DISTRIBUTION

WOODBRIDGE SENDS OPEN LETTER TO OFFICE DEPOT SHAREHOLDERS
CRITICIZING COMPANY’S CONTINUED POOR PERFORMANCE

Urges Shareholders to Vote GOLD Proxy Card for Woodbridge Director Nominees, Mark Begelman and Martin E. Hanaka

FORT LAUDERDALE, FL – April 3, 2008 – Woodbridge Equity Fund LLLP and Levitt Corporation (NYSE: LEV), together “Woodbridge,” today mailed the attached letter to the shareholders of Office Depot, Inc. (NYSE:ODP).  In its letter, Woodbridge highlighted the Company’s continued poor performance and urged Office Depot shareholders to vote for change by electing its two highly-qualified nominees, Mark Begelman and Martin E. Hanaka, to the Office Depot board of directors.  Shareholders can vote their GOLD proxy card FOR Woodbridge’s nominees by Internet, telephone or mail today.

“Shareholders know all too well the history of poor performance at Office Depot, having watched the value of their investments decline precipitously over the past two years – all under the watch of Steve Odland and the current board,” said Alan B. Levan, the Chairman of the Board and Chief Executive Officer of Levitt Corporation and President of Woodbridge Capital Corporation, the General Partner of Woodbridge Equity Fund LLLP.  “Our nominees will bring the skill-set, experience and the drive necessary to turn around Office Depot’s performance and finally deliver on the Company’s many promises.”

For additional information regarding Woodbridge’s nominees, go to www.RebuildOfficeDepot.com.

The full text of Woodbridge’s letter appears below:

VOTE FOR CHANGE,
VOTE FOR WOODBRIDGE’S DIRECTOR NOMINEES

SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY

Dear Fellow Shareholder:

As you are aware, we have nominated two highly-qualified and experienced retail executives for election to the board of directors of Office Depot, Inc. at its annual meeting to be held on April 23, 2008.  If elected, we believe our nominees, Mark Begelman and Martin E. Hanaka, will provide the necessary expertise and leadership to finally turn around Office Depot and ensure the Company once again delivers value for all shareholders.

CHANGE IS NEEDED NOW AT OFFICE DEPOT:
POOR PERFORMANCE AND LACK OF LEADERSHIP

Office Depot’s management and board have had ample time to enact change and deliver improvements in operational and financial performance and have failed to do so.  As we have stated before, Office Depot has significantly underperformed its primary competitor, Staples, Inc., in all key retailing metrics.  This demonstrates that Office Depot’s performance issues go well beyond the current macroeconomic environment to which Office Depot attributes all of its problems.  For instance, according to information contained in company reports, same-store sales data – one of the most important metrics for retailers – shows Staples outperforming Office Depot consistently for the last eight years.  Most recently, Office Depot’s same-store sales declined 5% in 2007.  The discrepancy in operating margins also has grown significantly to 490 basis points in 2007 versus 280 basis points in 2000.1  Furthermore, during current CEO Steve Odland’s tenure, operating margins at Office Depot have continued to decline and fell to 3.1% in 2007, from 3.4% in 2005.2  Free cash flow at Office Depot has also been in freefall.  In 2007, free cash flow declined to negative $49 million, compared to positive $375 million in 2005.  Finally, Office Depot has managed a compound annual growth rate (CAGR) in North American retail sales of merely 0.7% since 2000, while Staples has delivered a 5.3% CAGR in the same period.  With this kind of performance, it is no surprise that Office Depot shares have declined precipitously over the last two years, recently closing at a low of $10.86 on March 17, 2008, a 76% decline from the high of $44.46 recorded on May 11, 2006, at the market close.

____________________________

1	Adjusted for $110.038 million in facility closing costs in 2000 and $7.493 million in gain on sale of building in 2007 for Office Depot.

2	Excludes asset impairment charges of $133.483 million in 2005 and gain on sale of building of $7.493 million in 2007.

TURNOVER IN MANAGEMENT IS FURTHER EVIDENCE OF LACK OF LEADERSHIP AND GOVERNANCE

Office Depot has also struggled with an usually high turnover rate among senior management:

•	Three Chief Executive Officers and one interim CEO in a five-year period
•	Four North American Presidents since 1999
•	Three Presidents of Business Solutions since 2000
•	Five Executive Vice Presidents of Merchandising since 2000
•	Three Chief Financial Officers since 2000

This is indicative of the current lack of leadership and governance at the Company and underscores our belief that greater vision and experience is necessary to improve Office Depot’s operations and to raise its corporate standards in all aspects.

A HISTORY OF POOR DECISION-MAKING

The board’s weak oversight of management has not only allowed the Company to continue to underperform operationally, but also has raised several corporate governance concerns.  Recent SEC investigations, multiple earnings restatements and the recent departure of top executives all point to failed oversight and a lack of fiduciary responsibility towards shareholders.

Furthermore, according to a Palm Beach Post article entitled, “Office Depot to Move into New Digs at Lousy Time” published on March 30, 2008, Office Depot plans to move into a brand new 625,000 square-foot headquarters in Boca Raton, Florida by the end of this year.  The article questions:
“Office Depot's earnings are down.  Its chief executive is under fire.  The Delray Beach-based office supply retailer is under pressure to cut costs and boost profits.  So is this the right time to be moving into a grandiose new headquarters?”3

______________________________

3	Permission to excerpt was neither sought nor obtained.

We too question the motivation and the decision-making of this management team and board that is willing to spend money on a luxurious building designed to pamper senior executives who are destroying the value of the Company instead of re-investing in the business or returning value to shareholders.  This is a prime example of management’s continued poor decision-making.

OFFICE DEPOT’S BOARD AND MANAGEMENT ARE ATTEMPTING TO DISTRACT
ATTENTION FROM THE HARD FACTS OF THEIR OWN POOR PERFORMANCE

We believe that Office Depot has resorted to attacking the backgrounds of our nominees because they are unable to defend the Company’s operational performance.  Clearly, the Company’s performance speaks for itself.  Rather than engaging in a costly proxy fight, funding litigation to prevent shareholders from voting on our nominees, and hiring private investigators to attempt to find disparaging information about our nominees, we would like to see Office Depot focus its time and shareholders’ money on improving performance.

In addition, we believe the Company’s newly announced “long-range strategic plan” (made public only after Woodbridge began raising concerns about performance) addresses the very same issues the Company has been facing since 2005.  Shareholders should ask management when they will stop hearing promises and start seeing results.  Given that Office Depot has made little progress on its issues over the last three years, we question whether this is the right plan and whether the current board and management offer the right leadership.  We don’t think so.

MR. BEGELMAN AND MR. HANAKA HAVE PROVEN TRACK RECORDS OF DELIVERING
IN THE OFFICE SUPPLY RETAILING SPACE

Mr. Begelman’s leadership at Office Depot is marked by solid accomplishments backed by improvements in key financial metrics:

•	Between April 10, 1991 and May 25, 1995 when Mr. Begelman served as President and Chief Operating Officer, Office Depot shares increased 287%.
•	Sales climbed 255% to $5.3 billion from $1.5 billion and operating profits increased 458% to $250 million from $45 million during the 1991-1995 period.
•	In addition, operating margins rose by 170 basis points to 4.7% in 1995 from 3.0% in 1991 and earnings per share increased 453% to $0.83 per share in 1995 from $0.15 per share in 1991.

Mr. Hanaka’s tenure at Staples as President and Chief Operating Officer is similarly marked by success:

•	Staples shares increased 249% from when Mr. Hanaka joined the company on August 15, 1994 to when he left on October 20, 1997.
•	Revenues grew 159% to $5.2 billion from $2.0 billion during the 1994-1997 period.
•	In addition, operating margins rose by 110 basis points to 5.2% in 1997 from 4.1% in 1994 and net income climbed 228% to $131 million from $40 million in the same period.
•	Furthermore, free cash flow increased to positive $170 million from negative $69 million in 1994.

PROTECT YOUR INVESTMENT AND ELECT OUR DIRECTOR NOMINEES WHO ARE
COMMITTED TO WORKING IN YOUR BEST INTERESTS

It is time for new representation on the Office Depot board.  Our nominees will bring the skill-set, experience and the drive to turn around Office Depot.  Woodbridge’s director nominees, Mark Begelman and Martin E. Hanaka, will bring to the Office Depot board a new voice for shareholders, a fresh perspective on the Company’s strategic and operational initiatives, strong relevant retail experience and strong executive and corporate governance experience.

We urge you to sign, date, and return the enclosed GOLD proxy card today with a vote FOR our nominees.  If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Georgeson Inc., toll free at 877-651-8856.

For more information about our nominees and their plans for restoring Office Depot’s value, please visit: www.RebuildOfficeDepot.com.

Sincerely,

Woodbridge

# # #

If your shares are registered in your own name, please sign, date and mail the enclosed GOLD Proxy Card to Georgeson Inc. in the self-addressed, postage-paid envelope provided today.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed GOLD Voting Instruction Form in the self-addressed, postage-paid envelope provided. Remember--only your latest dated proxy will determine how your shares are to be voted at the meeting.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

199 Water Street, 26th Floor

New York, NY 10038

Shareholders Call Toll Free: 877-651-8856

Woodbridge Equity Fund LLLP
Woodbridge Capital Corporation, a wholly-owned subsidiary of Levitt Corporation, is the general partner of, and Levitt Corporation is the limited partner of, Woodbridge Equity Fund LLLP.  Woodbridge Equity Fund LLLP is a beneficial owner of Office Depot, Inc. securities and a participant in the proxy solicitation.

Levitt Corporation
Levitt Corporation, directly and through its wholly-owned subsidiaries, historically has been a real estate development company.  Going forward, Levitt Corporation intends to pursue acquisitions and investments opportunistically within and outside the real estate industry.

Additional Information
Levitt Corporation and Woodbridge Equity Fund LLLP (together, “Woodbridge”), and Mark Begelman and Martin E. Hanaka (together, the "Nominees" and, together with Woodbridge, the "Proponents") filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on March 27, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Office Depot, Inc. (the “Company”).

Investors and security holders of the Company are urged to read the proxy statement because it contains important information.  Detailed information relating to the Proponents and Alan B. Levan, John E. Abdo and Seth Wise, who may be deemed to be participants in the solicitation of proxies from Company shareholders (collectively with the Proponents, the "Participants"), can be found in the proxy statement filed by the Proponents.  The proxy statement and other relevant documents relating to the solicitation of proxies by the Proponents are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, the Proponents will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to the Proponent’s proxy solicitor, Georgeson Inc. at 1-877-651-8856.

Forward-Looking Information
Some of the statements contained herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on management's expectations and involve inherent risks and uncertainties. In addition to the risks identified below, you should refer to Levitt Corporation’s and Office Depot’s periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements.  Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include: the costs and disruption to Levitt Corporation’s or Office Depot’s business arising from the proxy contest and related litigation; the diversion of management time to issues related to the proxy contest; the ability to successfully solicit sufficient proxies to elect the Nominees to the board of directors of Office Depot; the ability of the Nominees to influence the other directors and the management of Office Depot and to improve the corporate governance and strategic direction of the Company; risk factors associated with the business of Levitt Corporation, as described in Levitt Corporation’s periodic reports filed with the SEC, which may be viewed free of charge on the SEC's website at http://www.sec.gov; and risk factors associated with the business of Office Depot as described in Office Depot’s Form 10-K for the fiscal year ended December 29, 2007, and in other periodic reports of Office Depot, which are available free of charge on the SEC’s website, at http://www.sec.gov.  Accordingly, you should not rely on forward-looking statements as a prediction of actual results.

Contacts:
Steve Lipin/Nina Devlin
Brunswick Group
212.333.3810

Investors:
Georgeson
877-651-8856